SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549

                  ----------------------------------

                                FORM 8-K

                            CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934


                           March 10, 2003
                   ----------------------------------
                    (Date of earliest event report)


                        WEYERHAEUSER COMPANY
            (Exact name of registrant as specified in charter)

               Washington            1-4825            91-0470860
               ----------            ------            ----------
            (State or other       (Commission        (IRS Employer
            jurisdiction of       File Number)       Identification
            incorporation or                             Number)
              organization)


                       Federal Way, Washington 98063-9777
                    (Address of principal executive offices)
                                   (zip code)

             Registrant's telephone number, including area code:
                                (253) 924-2345

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TABLE OF CONTENTS

     Item 9.  Regulation FD Disclosure
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   SIGNATURES
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                       SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON D.C., 20549

ITEM 9 - REGULATION FD DISCLOSURE

     On March 10, 2003, Weyerhaeuser Company a press release stating the following:

FEDERAL WAY, Wash. - Hancock Timber Resource Group will acquire the approximately 104,000-acre Snoqualmie Tree Farm from Weyerhaeuser Company (NYSE: WY) for a purchase price of $185 million, the two companies jointly announced today. The sale is expected to close in the second quarter of 2003.

"This is a unique investment opportunity for Hancock Timber," said Dan Christensen, president and chief operating officer of the Hancock Timber Resource Group. "The forest is outstanding timberland with exceptional environmental and recreational qualities in a great location."

"Weyerhaeuser has managed this property well and we believe that tradition will continue under Hancock Timber's stewardship," said Steven R. Rogel, Weyerhaeuser chairman, president and chief executive officer. "This is a significant step for us in our continuing strategy of evaluating our timberlands and manufacturing facilities to increase our competitiveness, enhance our operating efficiencies, and better serve customer needs. We will use the proceeds from this sale to help us pay down our debt."

Weyerhaeuser announced in January 2002 that it intended to sell the Snoqualmie Tree Farm to the Evergreen Forest Trust. The Trust planned to finance the transaction with tax-exempt bonds, which required congressional approval. The Trust was unable to gain that approval within the one-year period specified in the purchase and sale agreement. The agreement expired January 16, 2003.

"We value our relationship with the Evergreen Forest Trust and we regret it wasn't able to secure the financing necessary to purchase the forestland within the agreed-upon time," said Rogel. He noted that Hancock Timber has expressed interest in discussions with conservation groups regarding possible solutions to protecting key environmental qualities of the property.

"Hancock Timber Resource Group has a long history of working with conservation groups to protect sensitive lands," Christensen said. "We genuinely look forward to exploring opportunities to protect the sensitive areas of the Snoqualmie Forest as we have done in the past with many other local communities and conservation groups."

Following the sale, Weyerhaeuser will own or manage approximately 1.2 million acres of timberland in Washington. Upon completion of the deal, Hancock Timber will manage approximately 420,000 acres of timberland in the Northwest, including approximately 230,000 acres in Washington State.

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Weyerhaeuser Company, one of the world's largest integrated forest products companies, was incorporated in 1900. In 2002, sales were $18.5 billion. It has offices or operations in 18 countries, with customers worldwide. Weyerhaeuser is principally engaged in the growing and harvesting of timber; the manufacture, distribution and sale of forest products; and real estate construction, development and related activities. Additional information about Weyerhaeuser's businesses, products and practices is available at www.weyerhaeuser.com.

Hancock Timber Resource Group is the world's largest timberland investment management organization for institutional investors with 3.1 million acres and more than $2.7 billion in assets under management in North America and Australia. Additional information about Hancock Timber can be found at its website: www.htrg.com.

Boston-based Hancock Timber is a division of Hancock Natural Resource Group Inc., a wholly owned subsidiary of John Hancock Financial Services (NYSE:JHF). John Hancock Financial Services, Inc. is a leading financial services company, providing a broad array of insurance and investment products and services to retail and institutional customers. As of December 31, 2002, Hancock and its subsidiaries had total assets under management of $127.6 billion.

                                # # #

Weyerhaeuser Company, one of the world's largest integrated forest products companies, was incorporated in 1900. In 2002, sales were $18.5 billion. It has offices or operations in 18 countries, with customers worldwide. Weyerhaeuser is principally engaged in the growing and harvesting of timber; the manufacture, distribution and sale of forest products; and real estate construction, development and related activities. Additional information about Weyerhaeuser's businesses, products and practices is available at http://www.weyerhaeuser.com.

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SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


							WEYERHAEUSER COMPANY

                                     By	/s/ Steven J. Hillyard
                                          -------------------------
                                   	Its:	Vice President and
                                          Chief Accounting Officer
Date:  March 10, 2003

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